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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                November 21, 2006

                                   PENGE CORP.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                    000-52180                  71-0895709
-------------------------------      -----------             -------------------
(State or other jurisdiction of      (Commission               (IRS Employer
 incorporation or organization)      File Number)            Identification No.)



        1501 NORTH FAIRGROUNDS
            MIDLAND, TEXAS                                    79705
----------------------------------------            ---------------------------
(Address of Principal Executive Offices)                    (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                                 (423) 683-8800


                                      N/A
        ----------------------------------------------------------------
        (Former name, former address, and formal fiscal year, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On December 1, 2006, Penge Corp., together with its wholly-owned subsidiary Landscape Center, Inc., (the "Company"), entered into a Commercial Lease Agreement (the "Lease") with Marrs & Smith, Ltd., Inc. (the "Landlord") with respect to commercial property located in at 3600 Andrews Highway, Odessa, Texas.

         The primary term of the Lease is approximately two (2) years, commencing on December 1, 2006, and ending on November 30, 2008. The property is expected to be used primarily for a landscape center and nursery. The Company's base rent under the lease is $4,000 per month, and the Company is required to pay property and other taxes.

         In connection with the Lease, the Company also entered into a Contract of Sale (the "Purchase Agreement") with the Landlord for the purchase of the property underlying the Lease. The purchase price for the property is $861,704.33, subject to discount if the Company closes the transaction prior to December 1, 2008. The closing date of the transaction must be on or after December 1, 2007, but before December 1, 2008. The Company does not have any right to close the transaction prior to December 1, 2007.

         The foregoing provides only a summary of selected provisions of the Purchase Agreement and Lease, is not complete, and is qualified in its entirety by reference to the copies of the Purchase Agreement and Lease attached to this Form 8-K as Exhibits 10.1 and 10.2.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         In exchange for $150,000, the Company has entered into a promissory note (the "Note") dated November 21, 2006 in favor of Mike Harrison (the "Holder") in the principal amount of One Hundred Fifty Thousand Dollars $150,000. The Note carries simple interest at the rate of twelve percent (12.0%) per annum, with interest payments due the 1st of each quarter beginning March 1, 2007. All outstanding principal and interest due and payable on November 1, 2008. The Note is secured by approximately $300,000 in nursery assets, as well as personal guarantees from Kirk Fischer, CEO, and KC Holmes, President of the Company.

         The Note gives the Holder an option to convert part or all of the Note into common stock of the Company at a fixed conversion price of $0.55 cents per share. The Holder also received 50,000 shares of common stock as consideration for entering the Note. The Company must give the Holder piggy back registration rights and register the shares into the next available registration, at no cost to the Holder.

         The foregoing provides only a brief summary of selected provisions of the Note, is not complete, and is qualified in its entirety by reference to the copy of the Note attached to this Form 8-K as Exhibit 10.3.


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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         INFORMATION ON SECURITIES SOLD: The information set forth in Item 2.03 above is incorporated herein by this reference.

         EXEMPTION FROM REGISTRATION CLAIMED. The Note (if deemed a security), the common stock issued as consideration for the Note, and the common stock issuable upon conversion of the Note were, or will be, issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), based upon the following: (a) the Holder confirmed to us that he was an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the Holder was provided with certain disclosure materials and all other information requested with respect to the Company; (d) the Holder acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

         10.1 Commercial Lease Agreement entered into by the Company dated December 1, 2006.

         10.2 Contract of Sale entered into by the Company dated December 1, 2006.

         10.3     Promissory Note issued by the Registrant dated November 21,
                  2006.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Penge Corp.



Dated:  December 19, 2006                    By /s/ KC Holmes
                                                --------------------------------
                                                KC Holmes
                                                Chief Financial Officer